Exhibit 99.1

OFFICE OF THE UNITED STATES TRUSTEE - REGION 3

POST-CONFIRMATION QUARTERLY SUMMARY REPORT - SUPERMEDIA, LLC

For the Reporting Period 10/1/2013 - 12/31/2013

This Report is to be submitted for all bank accounts that are presently maintained by the post confirmation debtor.

Debtor’s Name	SuperMedia LLC

Beginning Cash Balance	$129,096,463

All receipts received by the debtor
Cash Sales	262,973,858
Collection of Accounts Receivable	—
Proceeds from Litigation (settlement or otherwise)	—
Sale of Debtor’s Assets	—
Capital Infusion pursuant to the Plan	—
Total of cash received	262,973,858

Total of cash available	392,070,321

Less all disbursements or payments (including payments made under the confirmed plan) made by the Debtor:
Disbursements made under the plan, excluding the administrative claims of bankruptcy professionals	—
Disbursements made pursuant to the administrative claims of bankruptcy professionals	—
All other disbursements made in the ordinary course	(18,503,694)
Total Disbursements	(18,503,694)

Ending Cash Balance (1)	$373,566,627

Note (1): “Ending Cash Balance” presented here does not reflect cash in the bank. Cash in the bank is $77,159,249.23 net of intercompany payments.

Pursuant to 28 U.S.C. Section 1746(2), I hereby declare under penalty of perjury that the foregoing is true and correct to the best of my knowledge and belief.

/s/ Clifford E. Wilson Vice President and Assistant Treasurer
Name/Title

January 30, 2014
Date

SuperMedia Bank Account Balances

Account	12/31/13
STATE STREET TREASURY PLUS	—
SSGA SSLMMF	37,859,519.00
BAML4420	—
BAML5138	6,217,012.00
BAML5421	50,000.00
BAML9078	2,869,533.00
JPMC2840	—
JPMC4838	33,138,088.00
JPMC6202	—
JPMC6620	—
JPMC6639	—
JPMC3096	—
JPM_CON6922	—
JPM_PAYS6930	—
Net adjustment for outstanding pmts	(2,974,902.77)
Total Cash-in-bank (1)	77,159,249.23

Note (1): All bank accounts are owned by SuperMedia, LLC. Cash balances reflect the receipts and disbursements of all legal entities.

UNITED STATES BANKRUPTCY COURT

DISTRICT OF DELAWARE

In Re:	Chapter 11
SuperMedia LLC
Debtor	Reporting Period:_October 1, 2013 to December 31, 2013

SuperMedia LLC

Balance Sheet ( $ Thousands )

12/31/2013

(Preliminary-Pending final accounting adjustments including tax etc)

SuperMedia LLC
Assets
Current Assets:
Cash and Cash Equivalents	77,159

Current Notes Receivable - Affiliate	2,560,417

Trade - Billed - Local	110,827
Trade - Billed - National	17,010
Trade - Billed - Subtotal	127,838
Other Receivables	3
Affiliate Accounts Receivable	0
Other Receivables - Subtotal	3
Allowance for Doubtful Accounts - Predecessor	(8,830)
Allowance for Doubtful Accounts - Successor	(8,737)
Allowance for Doubtful Accounts - Subtotal	(17,568)

Accounts Receivable (Net of Allowance)	110,273
Unbilled Receivable	26,422
Accrued Taxes Receivable	0
Deferred Directory Costs	85,372

Short Term Investments	0
Interest Receivable	36,640
Deferred Income Tax Benefit	0
Total Prepayments	9,495
Current Notes Receivable - Nonaffiliate	0
Other Current Assets	10
Prepaid expenses and Other	46,145

Total Current Assets	2,905,788

Property, Plant, and Equipment	2,795
Accumulated Depreciation	(515)
Fixed Assets & Computer Software, net	2,280
Goodwill	0
Intangible Assets, net	458,109
Pensions	0
Deferred Tax Assets	0
Debt Issuance Costs	0
Other	210,149

TOTAL ASSETS	3,576,325

UNITED STATES BANKRUPTCY COURT

DISTRICT OF DELAWARE

In Re:	Chapter 11
SuperMedia LLC
Debtor	Reporting Period:_October 1, 2013 to December 31, 2013

SuperMedia LLC

Balance Sheet ( $ Thousands )

12/31/2013

Liabilities & Stockholders Equity
Current Liabilities:
Debt Maturing within one year	517,259

Accounts Payable - Nonaffiliate	3,776
Accounts Payable - Affiliate	18,495
Accounts Payables	22,271

Accrued Payroll	3,007
Accrued Payroll Taxes	0
Accrued Vacation	1,313
Accrued Medical and Other Insurance	3,734
Additional Employee Compensation Plans	20,196
Other Accrued Payroll Benefits	3,447
Accrued Salaries & Wages	31,697

Accrued General Taxes	11,546
Accrued Income Tax	(103,060)
Unrecognized Tax Ben - Current (FIN48)	0
Accrued Taxes	(91,514)

Accrued Other Liabilities	3,788
Advanced Billing and Payments	6,406
Other Curr Liab - Other	6,648
Accounts Payable and Accrued Liabilities	(20,704)
Accrued Interest - Nonaffiliate	0
Deferred Revenue	44,502
Current Deferred Income Taxes	57,013

Total Current Liabilities and Current Maturity	598,070

Long Term Debt	0
Employee Benefit Obligations	59,567
Deferred Income Tax Liabilities	189,182
Unrecognized Tax Ben - Noncurrent (FIN48)	0
Other Noncurrent Liabilities	0

Stockholder’s Equity (deficit):
Minority Interest	0
Common Stock	3
Preferred Stock	0
Additional Paid-in Capital	297,642
Retained Earnings	2,431,862
Accumulated Other Comp Income	0

Total Equity	2,729,507

TOTAL LIABILITIES AND EQUITY	3,576,325